                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  -------------

                          JOHN Q. HAMMONS HOTELS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                       43-1695093
         --------                                                       -------------------
(State or other jurisdiction                                            (I.R.S. Employer
of incorporation or organization)                                       Identification No.)

300 John Q. Hammons Parkway, Ste. 900, Springfield, Missouri                   65806
------------------------------------------------------------                   -----
(Address of Principal Executive Offices)                                     (Zip Code)

                                ----------------

                          JOHN Q. HAMMONS HOTELS, INC.
                         1994 EMPLOYEE STOCK OPTION PLAN
                         -------------------------------
                            (Full title of the plan)

                              DEBRA MALLONEE SHANTZ
                                CORPORATE COUNSEL
                      300 JOHN Q. HAMMONS PARKWAY, STE. 900
                           SPRINGFIELD, MISSOURI 65806
                      -------------------------------------
                     (Name and address of agent of service)

                                 (417) 864-4300
                                 ---------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               MARY ANNE O'CONNELL
                            HUSCH & EPPENBERGER, LLC
                         190 CARONDELET PLAZA, SUITE 600
                            ST. LOUIS, MISSOURI 63105
                            ATTN: MARY ANNE O'CONNELL
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (314) 480-1715

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
                                                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Title of securities         Amount to be            Proposed maximum             Proposed maximum              Amount of
to be registered            registered              offering price per share(1)  aggregate offering price(1)   registration fee(1)
----------------            ----------              ---------------------------  ---------------------------   -------------------
Common Stock, par           2,416,800                         $6.55                       $15,830,040               $1,456
value $.01 per share        shares (2)
----------------------------------------------------------------------------------------------------------------------------------

     (1) Computed solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported for the Common Stock on the American Stock Exchange consolidated reporting system on May 31, 2002.

     (2) Plus such additional shares as may be issued pursuant to antidilution provisions.

PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this registration statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2001;

         (b) Registrant's Proxy Statement on Schedule 14A filed as of March 28, 2002;

         (c) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2002;

         (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

         (e) The description of registrant's Class A Common Stock as set forth in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act on November 14, 1994.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicate that all securities offered hereunder have been sold, or which deregister all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         The validity of the newly issued shares of Common Stock of the Company will be passed upon by Debra Mallonee Shantz, Corporate Counsel. Ms. Shantz owns shares of the Company directly and has exercisable options to purchase shares, aggregating approximately 60,000 shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to and to the extent permitted by Section 145 of The Delaware General Corporation Law and Section 6 of the Company's Restated Certificate of Incorporation, and subject to the procedures and limitations stated therein, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or as a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided that, notwithstanding the foregoing any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not

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

         apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on the 5th day of June, 2002.

                                          JOHN Q. HAMMONS HOTELS, INC.


                                          By:  /s/ John Q. Hammons
                                              -----------------------------
                                          Title:  Chairman and CEO


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Paul E. Muellner and Debra Mallonee Shantz, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   Signature                     Title                                               Date
                   ---------                     -----                                               ----
     /s/ John Q. Hammons                         Founder, Chairman and CEO (Principal            June 5, 2002
------------------------------------             Executive Officer)
John Q. Hammons

     /s/ Paul E. Muellner                        Chief Financial Officer (Principal              June 5, 2002
------------------------------------             Financial and Accounting Officer)
Paul E. Muellner

     /s/ Jacqueline A. Dowdy                     Director, Secretary                             June 5, 2002
------------------------------------------
Jacqueline A. Dowdy

     /s/ William J. Hart                         Director                                        June 5, 2002
------------------------------------
William J. Hart

     /s/ Daniel L. Earley                        Director                                        June 5, 2002
------------------------------------
Daniel L. Earley

     /s/ James F. Moore                          Director                                        June 5, 2002
------------------------------------
James F. Moore

     /s/ John E. Lopez-Ona                       Director                                        June 5, 2002
------------------------------------
John E. Lopez-Ona

     /s/ David C. Sullivan                       Director                                        June 5, 2002
------------------------------------
David C. Sullivan

     /s/ Donald H. Dempsey                       Director                                        June 5, 2002
------------------------------------
Donald H. Dempsey



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

                                  EXHIBIT INDEX

Exhibit
Number              Description of Documents
------              ------------------------

4.1 The Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, No. 33-84570.*

4.2 The Bylaws of the Company filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, No. 33-84570.*

5.1                 Opinion of Counsel.

23.1                Consent of Arthur Andersen LLP.

23.2                Consent of Counsel (included in Exhibit 5.1).

24.1                Power of Attorney (contained on signature pages).

--------------------
*  Incorporated by reference.


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